Exhibit 5.1

Bit Digital, Inc.	D +1 345 815 1877
c/o Corporate Filing Services Ltd.,	E bradley.kruger@ogier.com
P.O. Box 613, Harbour Centre, George
Town, Grand Cayman KY1-1107,	Reference: 427611.00001/BKR
Cayman Islands
[3] September 2021

Dear Sirs

Bit Digital, Inc. (the Company) – Exhibit 5.1

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3 (No. [ ]), including all amendments or supplements thereto (the Registration Statement), filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) to date relating to the registration of up to US$500,000,000 of its securities to be issued by the Company from time to time listed below (together, the Securities):

(a)	ordinary shares of the Company of par value US$0.01 each (the Ordinary Shares);

(b)	preferred shares of the Company of par value US$0.01 each (the Preferred Shares, and together with the Ordinary Shares, the Equity Securities);

(c)	warrants to purchase Ordinary Shares or Preferred Shares or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

(d)	rights to purchase Ordinary Shares or Preferred Shares (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Document); and/or

(e)	units comprising some or all of the Securities, in any combination, including Ordinary Shares, Preferred Shares and/or Warrants (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

Ogier 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Bit Digital, Inc.

[3] September 2021

The Warrant Document, Rights Document and Unit Document are referred to herein collectively as Governing Documents.

The Warrants, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

We have been advised that the Securities are to be offered on a delayed basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, and that this opinion is required to be furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the Documents):

(a)	the Certificate of Incorporation of the Company dated 17 February 2017 issued by the Registrar and the Certificates of Incorporation on Change of Name of the Company dated 25 May 2017 and 9 September 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 20 April 2021 (the Memorandum and the Articles);

(c)	a certificate of good standing dated 10 August 2021 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a certificate dated [3] September 2021 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on 29 July 2021 (the Board Resolutions); and

(e)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

Bit Digital, Inc.

[3] September 2021

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Issuance of Shares

(b)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles,

the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	With respect to the Preferred Shares, when:

(i)	the Board has taken all necessary corporate actions to approve the creation, issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Bit Digital, Inc.

[3] September 2021

Valid Issuance of Warrants

(d)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(e)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Bit Digital, Inc.

[3] September 2021

Valid Issuance of Units

(f)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

(iv)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, and (C) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Registration Statement – “Cayman Islands Taxation”

(g)	Insofar as the statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

Bit Digital, Inc.

[3] September 2021

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the Equity Securities, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

4.6	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indenture in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

Ogier

Bit Digital, Inc.

[3] September 2021

Schedule 1

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Governing Document, sign such documents and give such information.

6	Each Governing Document and the Non-Equity Securities have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the Board.

7	The applicable Governing Documents will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

8	The choice of the laws of the State of New York as the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

9	No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively) and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by the Governing Documents, in a manner inconsistent with United Nations sanctions or measures extended by statutory instrument to the Cayman Islands by order of Her Majesty in Council.

Bit Digital, Inc.

[3] September 2021

10	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

11	The form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

13	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by Governing Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Governing Documents.

14	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

15	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.